EXHIBIT 10.78

                 AMENDMENT NO. 1 AND WAIVER TO CREDIT AGREEMENT


     This Amendment No. 1 and Waiver (this "Amendment and Waiver") is entered into as of July 13, 2001 by and among TRIMBLE NAVIGATION LIMITED, a California corporation (the "Company"), the institutions from time to time parties hereto as Lenders, ABN AMRO BANK, N.V. in its capacity as administrative agent (the "Administrative Agent") for itself and the other Lenders, FLEET NATIONAL BANK, as Syndication Agent (the "Syndication Agent"), and THE BANK OF NOVA SCOTIA, as Documentation Agent (the "Documentation Agent").


                                    RECITALS


     A. The Company, the Agents and the Lenders are party to that certain Credit Agreement dated as of July 14, 2000 (the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment and Waiver shall have the meanings ascribed to them by the Credit Agreement.

     B. The Company wishes to issue Capital Stock for up to $40 million on or before December 31, 2001 (the "Equity Issuance").

     C. On and subject to the terms and conditions hereof, the Company has requested that the Agents and the Lenders, and the Agents and the Lenders are willing to, (i) waive compliance with certain financial covenants for the period ended June 29, 2001, (ii) amend certain provisions of the Credit Agreement, and
(iii) agree as to the application of the Net Proceeds of the Equity Issuance, all as set forth herein.

     Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

     1. Amendments to Credit Agreement. Upon the "Effective Date" (as defined below), the Credit Agreement shall be amended as follows:

     (a) The definition of "Fixed Charges" in Section 1.1 of the Credit Agreement shall be amended by adding the following phrase before the period at the end thereof:

     "minus (e) for purposes of calculating "Fixed Charges" for the fiscal quarter ending September 30, 2001, any amounts paid by Seller or its affiliates to reduce the purchase price of the stock and assets pursuant to the Stock and Asset Purchase Agreement during such quarter."

     (b) Section 2.15(d)(ii) of the Credit Agreement shall be amended by deleting the table contained therein and replacing such table with the following table:

===================================== =================== ================================= ==========================
                                          APPLICABLE
                                        FLOATING RATE                                         APPLICABLE COMMITMENT
           LEVERAGE RATIO                   MARGIN         APPLICABLE EUROCURRENCY MARGIN        FEE PERCENTAGE
------------------------------------- ------------------- --------------------------------- --------------------------
------------------------------------- ------------------- --------------------------------- --------------------------
Less than 1.50                              0.25%                      1.25%                         0.375%
------------------------------------- ------------------- --------------------------------- --------------------------
------------------------------------- ------------------- --------------------------------- --------------------------
1.50 or greater, but less than 2.00         0.75%                      1.75%                         0.375%
------------------------------------- ------------------- --------------------------------- --------------------------
------------------------------------- ------------------- --------------------------------- --------------------------
2.00 or greater, but less than 2.50         1.25%                      2.25%                         0.500%
------------------------------------- ------------------- --------------------------------- --------------------------
------------------------------------- ------------------- --------------------------------- --------------------------

===================================== =================== ================================= ==========================
                                          APPLICABLE
                                        FLOATING RATE                                         APPLICABLE COMMITMENT
           LEVERAGE RATIO                   MARGIN         APPLICABLE EUROCURRENCY MARGIN        FEE PERCENTAGE
------------------------------------- ------------------- --------------------------------- --------------------------
------------------------------------- ------------------- --------------------------------- --------------------------
2.50 or greater, but less than 2.75         1.75%                      2.75%                         0.500%
------------------------------------- ------------------- --------------------------------- --------------------------
------------------------------------- ------------------- --------------------------------- --------------------------
2.75 or greater, but less than 3.00         2.00%                      3.00%                         0.500%
------------------------------------- ------------------- --------------------------------- --------------------------
------------------------------------- ------------------- --------------------------------- --------------------------
3.00 or greater                             2.25%                      3.25%                         0.500%
===================================== =================== ================================= ==========================

     (c) Section 5.3(a) of the Credit Agreement shall be amended by inserting at the end of such Section the text "and no Default or Unmatured Default would result after giving effect to the making of any Loan or issuance of any Letter of Credit."

     (d) Section 7.4(a) of the Credit Agreement shall be deleted in its entirety and replaced with the following new Section 7.4(a):

          (a) Minimum Fixed Charge Coverage Ratio. The Company shall maintain as of the end of each fiscal quarter set forth below (i) for each fiscal quarter ending on or after September 30, 2002, a Fixed Charge Coverage Ratio for the four fiscal quarter period then ending, and (ii) for each fiscal quarter ending on or before June 30, 2002, a Fixed Charge Coverage Ratio for such fiscal quarter, of not less than the ratio set forth below opposite such period:


                         Fiscal Quarter Ending                       Ratio
                         ---------------------                       -----
        September 30, 2001                                         1.00:1.00
        December 31, 2001 through March 31, 2003                   1.20:1.00
        June 30, 2003                                              1.50:1.00
        September 30, 2003                                         1.75:1.00
        December 31, 2003                                          2.00:1.00
        March 31, 2004 and June 30, 2004                           2.25:1.00
        September 30, 2004 and thereafter                          2.50:1.00

     (e) Section 7.4(b) of the Credit Agreement shall be deleted in its entirety and replaced with the following new Section 7.4(b):

          (b) Maximum Leverage Ratio. The Company shall at all times during the periods specified below maintain a Leverage Ratio for the four fiscal quarter period then ending of not greater than the ratio set forth below opposite such period:

                          Fiscal Quarter Ending                      Ratio
                          ---------------------                      -----
         September 30, 2001                                        3.90:1.00
         December 31, 2001                                         3.25:1.00
         March 31, 2002                                            2.50:1.00
         June 30, 2002                                             2.00:1.00
         September 30, 2002                                        1.75:1.00
         December 31, 2002 and thereafter                          1.50:1.00

     2. Waiver. Subject to the conditions and effectiveness of this Agreement and otherwise notwithstanding the provisions of any Loan Document, the Agent and the Lenders hereby waive (a) any Default arising under Section 8.1(b)(i) of the Credit Agreement resulting solely from the Company's failure to comply with the financial covenants set forth in Sections 7.4(a) and (b) of the Credit Agreement for the period of four fiscal quarters ended June 29, 2001 and (b) solely with respect to the prepayment referenced in Section 6(d) of this Agreement, the notice requirements set forth in Section 2.5(a) of the Credit Agreement.

     3. Agreement With Respect to Application of Certain Mandatory Prepayments. In addition to the prepayment referenced in Section 6(d) of this Agreement, the Company, the Agents and the Lenders hereby agree that 50% of the first $20 million of Net Proceeds of the Equity Issuance immediately shall be applied to prepay the Term Loans in the manner set forth in Section 2.5(b)(ix) of the Credit Agreement. The Agents and the Lenders hereby waive any requirement in the Credit Agreement that the remaining Net Proceeds of the Equity Issuance be applied to repay the Term Loan; provided that no Default or Unmatured Default exists at the time of such Equity Issuance.

     4. Agreement With Respect to Equity Issuance. The Company agrees that the Equity Issuance will be on terms and conditions reasonably satisfactory to the Agents.

     5. Representations and Warranties of the Company. The Company represents and warrants that:

     (a) it has the requisite power and authority and legal right to execute and deliver this Amendment and Waiver and to perform its obligations hereunder. The execution and delivery by the Company of this Amendment and Waiver and the performance of its obligations hereunder have been duly authorized by proper proceedings, and this Amendment and Waiver constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforceability may be limited by any bankruptcy, insolvency or similar law affecting the enforcement of creditors' rights generally;

     (b) Each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof; and

     (c) After giving effect to this Amendment and Waiver, no Default or Unmatured Default has occurred and is continuing.

     6. Effective Date. This Amendment and Waiver shall become effective on the date (the "Effective Date") on which each of the following items shall have been received by Administrative Agent or satisfied, as the case may be, all in form and substance satisfactory to the Administrative Agent:

     (a) duly executed Amendment and Waiver, executed by the Company, the Agents and the Required Lenders (without respect to whether it has been executed by all the Lenders);

     (b) a reaffirmation of guaranty in form and substance satisfactory to the Administrative Agent, duly executed by each Guarantor;

     (c) payment of an amendment fee to the Administrative Agent, for the ratable benefit of each Lender signatory to this Amendment and Waiver, in an amount equal to 0.200% of the Aggregate Commitment as of June 30, 2001;

     (d) permanent prepayment of the Term Loan in an amount equal to $10 million, which shall be applied to the outstanding balance of the Term Loan against all remaining scheduled principal installments in inverse order of maturity ; and

     (e) such other documents as the Administrative Agent or its counsel may have reasonably requested.

     7. Reference to and Effect Upon the Credit Agreement.


     (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (b) The execution, delivery and effectiveness of this Amendment and Waiver shall not operate as a waiver of any other right, power or remedy of any Agent or Lender under the Credit Agreement or any other Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment and Waiver, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

     8. Costs and Expenses.  The Company  hereby  affirms its  obligation  under
Section 11.6 of the Credit Agreement to reimburse the Administrative Agent for all reasonable costs and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, proposed or completed amendment, waiver or modification, and administration of the Loan Documents.

     9. GOVERNING LAW. ANY DISPUTE BETWEEN THE COMPANY AND THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER HOLDER OF OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AMENDMENT AND WAIVER OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (BUT WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

     10. Headings. Section headings in this Amendment and Waiver are included herein for convenience of reference only and shall not constitute a part of this Amendment and Waiver for any other purposes.

     11. Counterparts. This Amendment and Waiver may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all of such counterparts shall constitute one and the same instrument.


                            [signature pages follow]

     IN WITNESS WHEREOF, the Company, the Lenders and the Agents have executed this Amendment and Waiver of the date first above written.

                  TRIMBLE NAVIGATION LIMITED, as the Company



                  By: /s/ Mary Ellen Genovese
                     -------------------------------------------------------
                       Name: Mary Ellen Genovese
                       Title: CFO


                  ABN AMRO BANK N.V., as Administrative Agent, Issuing Bank, Swing Line Bank, Alternate Currency Bank, and Lender


                  By: /s/ Ruby P. Galang
                      -------------------------------------------------------
                       Name: Ruby P. Galang
                       Title: Vice President


                  By: /s/ John Hill
                      -------------------------------------------------------
                       Name: John Hill
                       Title: Assistant Vice President


                  FLEET NATIONAL BANK, as Syndication Agent and Lender



                  By: /s/ Lee A Merkle-Raymond
                      -------------------------------------------------------
                       Name: Lee A Merkle-Raymond
                       Title: Director


                  THE BANK OF NOVA SCOTIA, as
                  Documentation Agent and Lender


                  By: /s/ Chris Osborn
                      -------------------------------------------------------
                       Name: Chris Osborn
                       Title: Director


                  ERSTE BANK, NEW YORK BRANCH, as Lender


                  By: /s/ Robert L.Wagman
                      -------------------------------------------------------
                       Name: Robert L. Wagman
                       Title: Vice President


                  By: /s/ Ruth S. Burrton
                      -------------------------------------------------------
                      Name: Ruth S. Burrton

                  Title: Managing Director


                  WELLS FARGO BANK, as Lender


                  By: ---------------------------------------------------
                       Name:
                       Title:


                  MERITA BANK PLC, NEW YORK BRANCH, as Lender


                  By: /s/ Ulf Forstrom
                  -------------------------------------------------------
                    Name: Ulf Forstrom
                    Title: Vice President


                  By: /s/ Henrik Brink
                  -------------------------------------------------------
                    Name: Henrik Brink
                    Title: Vice President


                  BANK OF THE WEST, as Lender


                  By:----------------------------------------------------
                      Name:
                      Title:


                  BARCLAYS BANK PLC, as Lender


                   By: /s/ Sydney G. Dennis
                       -------------------------------------------------------
                         Name: Sydney G. Dennis
                         Title: Director


                   NATIONAL CITY BANK OF KENTUCKY, as Lender


                   By:-------------------------------------------------------
                        Name:
                        Title:


                   IBM CREDIT CORPORATION, as Lender


                   By: /s/ Thomas S. Curcio
                       -------------------------------------------------------
                          Name: Thomas S. Curcio
                          Title: Manager of Credit